Exhibit 99.2

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200  FAX: 212-590-6580

CONTACT:	ICR
Jean Fontana
646-277-1214

dELiA*s, INC. ANNOUNCES DEPARTURE OF CHIEF FINANCIAL OFFICER

New York, NY – May 29, 2014 – dELiA*s, Inc. (NASDAQ: DLIA), an omni-channel retail company primarily marketing to teenage girls, today announced that the Company’s Chief Financial Officer, David Dick, has resigned and will remain with the Company through August 1, 2014. The Company has commenced a search for a new Chief Financial Officer.

Tracy Gardner, Chief Executive Officer, commented, “I want to thank Dave for his hard work and dedication to dELiA*s over the last six years. He was actively involved in helping the Company navigate a number of challenges and was instrumental in securing recent financing that is central to the execution of dELiA*s’ strategy going forward. On behalf of the entire Company, I wish him well in his future endeavors.”

About dELiA*s, Inc.

dELiA*s, Inc. is an omni-channel retail company primarily marketing to teenage girls. It generates revenue by selling apparel, accessories, and footwear to consumers through its website, direct mail catalogs and mall-based retail stores.

Forward-Looking Statements

This announcement may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our expectations and beliefs regarding our future results or performance. Because these statements apply to future events, they are subject to risks and uncertainties. When used in this announcement, the words “anticipate,” “believe,” “estimate,” “expect,” “expectation,” “should,” “would,” “project,” “plan,” “predict,” “intend” and similar expressions are intended to identify such forward-looking statements. Our actual results could differ materially from those projected in the forward-looking statements. Additionally, you should not consider past results to be an

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200  FAX: 212-590-6580

indication of our future performance. For a discussion of risk factors that may affect our results, see the “Risk Factors That May Affect Future Results” section of our filings with the Securities and Exchange Commission, including but not limited to our Annual Report on Form 10-K, as amended; Quarterly Reports on Form 10-Q; and Registration Statements on Form S-3. We do not intend to update any of the forward-looking statements after the date of this announcement to conform these statements to actual results, to changes in management’s expectations or otherwise, except as may be required by law.